PROMISSORY NOTE

Borrower:	American Rare Earths and Materials, Corp. of 200 Queen's Quay East, Unit 1, Toronto, Ontario M5A 4K9 (individually and collectively the "Borrower")
Lender:	Werner Zapfe

Principal Amount: $150,000.00

1.	FOR VALUE RECEIVED, The Borrower promises to pay to Werner Zapfe at such address as may be provided in writing to the Borrower, the principal sum of one hundred fifty thousand ( $150,000.00 ) CAD, with interest payable on the unpaid principal at the rate of 10 percent per annum, calculated yearly not in advance.

2.	This Note is repayable in full within 14 days of Werner Zapfe providing the Borrower with written notice of demand.

3.	At any time while not in default under this Note, the Borrower may pay the outstanding balance then owing under this Note to Werner Zapfe without further bonus or penalty.

4.	This Note will be construed in accordance with and governed by the laws of the Province of Ontario.

5.	This Note is made for business purposes and is a "business agreement" as defined in the Consumer Protection Act (the "Act"). No limitation periods found in the Act, other than the ultimate limitation period found in section 15 of that Act, will apply to this Note and to the obligations imposed by this Note.

6.	If any term, covenant, condition or provision of this Note is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Note will in no way be affected, impaired or invalidated as a result.

7.	All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Werner Zapfe in enforcing this Note as a result of any default by the Borrower, will be added to the principal then outstanding and will immediately be paid by the Borrower.

8.	This Note will enure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the Borrower and Werner Zapfe. The Borrower

IN WITNESS WHEREOF the parties have duly affixed their signatures under seal on this 4th day of October, 2011.

SIGNED, SEALED, AND DELIVERED this 4th day of October, 2011.	American Rare Earths and Materials, Corp
	Per:	(SEAL)

SIGNED, SEALED, AND DELIVERED this 4th day of October, 2011.	Zapfe Holdings Inc.

Werner Zapfe